Exhibit 99.1

Pinstripes Holdings, Inc. Rings the NYSE Opening Bell Today and Reports Preliminary Unaudited Fiscal 2024 Third Quarter Sales Results

Company to Announce Fiscal 2024 Third Quarter Financial Results on February 21, 2024

NORTHBROOK, Ill. – January 19, 2024 – Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported preliminary sales results for the fiscal third quarter ended January 7, 2024.
Preliminary Fiscal 2024 Third Quarter Sales Highlights, as Compared to Fiscal 2023 Third Quarter:
•Total revenue increased 14.1% to $32.2 million
◦Food and beverage revenues increased 14.2% to $24.9 million
◦Recreation revenues increased 13.9% to $7.3 million
•Comparable venue sales increased 6.9%
Development Update
During the fiscal third quarter of 2024, the Company opened one new venue, bringing the total venue count to 15 as of January 7, 2024.
•Aventura, FL opened December 2023
Management Commentary
Dale Schwartz, Founder and CEO, stated, “We're excited to begin calendar 2024 as a public company, and equally excited to deliver strong Q3 sales results across both food and beverage as well as recreation. Moreover, we opened two new locations to close out 2023 with Topanga, CA opening in September and Aventura, FL opening in December. By the end of May, we plan to open another four iconic locations in Paramus, NJ; Orlando, FL; Coral Gables, FL; and Walnut Creek, CA as we continue our expansion, with an estimated whitespace opportunity of up to 150 locations. We're appreciative of the continued efforts of our passionate team members, and also wish to welcome any recent Pinvestors as public stockholders.”

Caution Regarding Preliminary Financial Results

The third quarter sales results presented in this press release are preliminary, remain subject to the completion of normal quarter-end accounting procedures and adjustments and therefore are subject to change. Furthermore, the Company's independent registered public accounting firm has not reviewed or performed other procedures with respect to such preliminary sales results, and their review or other procedures could result in changes to the preliminary data presented. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. The Company expects to release final financial and operating results for its fiscal third quarter ended January 7, 2024 on February 21, 2024 and will then hold a conference call and webcast to discuss those results.

Pinstripes operates on a 52-week or 53-week fiscal year that ends on the last Sunday of April. In its 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In its 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks. Pinstripes’ 2024 fiscal quarter represents the 12 weeks ended January 7, 2024 and its 2023 third fiscal quarter represents the 12 weeks ended January 1, 2023.

About Pinstripes, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000 – 38,000 square foot venues can accommodate groups of 20 to 1,500 people for private events, parties, and celebrations. For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of the COVID-19 pandemic, including the resulting labor shortage and inflation, on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive joint proxy statement/consent solicitation statement/prospectus filed by Banyan in connection with the Business Combination, and other documents filed by Pinstripes from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts:
Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com

Media:
ICR for Pinstripes
PinstripesPR@icrinc.com